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                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statements of EMCORE Corporation on Form S-8 (File Nos. 333-27507, 333-36445, 333-39547 and 333-45827) of our report dated November 30, 1998 on our audits of the financial statements and financial statement schedule of EMCORE Corporation as of September 30, 1998, and for the three years ended September 30, 1998, which report is included in this Annual Report on Form 10-K.


                                        PricewaterhouseCoopers LLP


Parsippany, New Jersey
December 28, 1998